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                                                                   Exhibit 21.01

Subsidiary                                        Country of Incorporation
----------                                        ------------------------
Oracle Argentina, S.A.                            Argentina
Oracle Corporation (Australia) Pty. Ltd.          Australia
Oracle Australia Property Pty. Ltd.               Australia
Maskisle Pty. Ltd.                                Australia
One Meaning Pty. Ltd.                             Australia
Oracle GmbH                                       Austria
Oracle (Barbados) Foreign Sales Corporation       Barbados
Oracle Belgium N.V.                               Belgium
Oracle do Brasil Sistemas Limitada                Brazil
Oracle Corporation Canada Inc.                    Canada
La Societe D'Informatique Oracle du Quebec Inc.   Canada
Oracle Caribbean, Inc.                            Puerto Rico
Oracle Holding Cayman                             Cayman Islands
Oracle International Holding Company              Cayman Islands
Sistemas Oracle de Chile, S.A.                    Chile
Centro de Capacitacion Oracles Ltda.              Chile
Beijing Oracle Software Systems Company Limited   China
Oracle Colombia Limitada                          Colombia
Oracle Centroamerica, S.A.                        Costa Rica
Oracle Software d.o.o.                            Croatia
Oracle Czech s.r.o.                               Czech Republic
Oracle Danmark ApS                                Denmark
Oracle Ecuador, S.A.                              Ecuador
Oracle Egypt Ltd.                                 Egypt
Oracle Finland OY                                 Finland
Oracle France, S.A.S.                             France
Expansion, S.A.                                   France
Concentra S.A.                                    France
Oracle Deutschland GmbH                           Germany
Concentra GmbH                                    Germany
Oracle Hellas, S.A.                               Greece
Oracle Systems Hong Kong Limited                  Hong Kong
Oracle Systems China (Hong Kong) Limited          Hong Kong
Oracle Hungary Kft.                               Hungary
Oracle Software India Ltd.                        India
PT Oracle Indonesia                               Indonesia
Oracle EMEA Limited                               Ireland
Oracle Technology Company                         Ireland
Oracle Software Systems Israel Limited            Israel
Oracle Italia S.R.L.                              Italy
Oracle Corporation Japan                          Japan
Oracle Systems (Korea), Ltd.                      Korea
Oracle Systems Malaysia Sdn. Bhd.                 Malaysia
Oracle Mexico, S.A. de C.V.                       Mexico
Oracle Nederland B.V.                             The Netherlands
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Oracle Distribution B.V.                          The Netherlands
Oracle Licensing B.V.                             The Netherlands
Tinoway Nederland B.V.                            The Netherlands
Tinoway International B.V.                        The Netherlands
Oracle Holding Antilles N.V.                      Netherlands Antilles
Oracle New Zealand, Ltd.                          New Zealand
Oracle Norge AS                                   Norway
Oracle del Peru, S.A.                             Peru
Oracle Systems (Philippines) Inc.                 Philippines
Oracle Polska, Sp.z.o.o.                          Poland
Oracle Portugal - Sistemas de Informacao Lda.     Portugal
Saudi Oracle Limited                              Saudi Arabia
Oracle Systems South East Asia
(Singapore) Pte. Ltd.                             Singapore
Oracle Slovensko spol. s.r.o.                     Slovakia
Oracle Software d.o.o., Ljubljana, Slovenia       Slovenia
Oracle Corporation (South Africa)(Pty) Limited    South Africa
Oracle Iberica, S.R.L.                            Spain
Oracle Svenska AB                                 Sweden
Oracle Software (Switzerland) LLC                 Switzerland
Oracle AG                                         Switzerland (ECEMEA territory)
Oracle Systems (Thailand) Company Limited         Thailand
Oracle Bilgisayar Sistemleri Limited Sirketi      Turkey
Oracle Systems Limited                            United Arab Emirates
Oracle Corporation UK Limited                     UK
Oracle Corporation Nominees Limited               UK
Oracle Resources Ltd.                             UK
Oracle Corporation OLAP, Ltd.                     UK
Oracle EMEA Management Ltd.                       UK
One Meaning, Ltd.                                 UK
Concentra Limited                                 UK
Versatility UK Ltd.                               UK
Versatility Virgin Islands, Inc.                  U.S. Virgin Islands
Oracle Uruguay, S.A.                              Uruguay
Oracle de Venezuela, C.A.                         Venezuela
Oracle Vietnam Pty. Ltd.                          Vietnam
Concentra Corporation                             Delaware
CTRA Holdings Corporation                         Massachusetts
Datalogix International, Inc.                     New York
E-Travel, Inc.                                    Massachusetts
Graphical Information, Inc.                       Florida
Loandata LLC                                      Massachusetts
One Meaning, Inc.                                 Delaware
Oracle Cable, Inc.                                Delaware
Oracle China, Inc.                                California
Oracle Complex Systems Corporation                Delaware
Oracle Credit Corporation                         California
Oracle Holdings, Inc.                             Delaware
Oracle Japan Holding, Inc.                        Delaware
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Oracle Taiwan, Inc.                               California
Oracle Tutor Corporation                          California
RSIB, Inc.                                        Delaware
Treasury Services Corporation                     California
Versatility, Inc.                                 Delaware
Wisdom Systems, Inc.                              Delaware